UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 14, 2024

ENCORE WIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20278	75-2274963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1329 Millwood Road
McKinney, Texas		75069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 562-9473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	WIRE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On April 14, 2024, Encore Wire Corporation, a Delaware corporation (“Encore” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Parent”), Applause Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely as provided in Section 9.12 therein, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company (“Guarantor”).

The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and (ii) at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of the Company, par value $.01 per share (the “Common Stock”) (other than (a) shares of Common Stock owned by the Company as treasury stock or otherwise, excluding shares of Common Stock held by any Company Employee Plan (as defined in the Merger Agreement) or trust related thereto (other than shares of Common Stock reserved for issuance under any of the Company Equity Plans (as defined in the Merger Agreement)) or held by Parent or Merger Sub (or any direct or indirect parent of Merger Sub) immediately prior to the Effective Time, (b) shares of Common Stock owned by any wholly owned Subsidiary (as defined in the Merger Agreement) of Parent (other than Merger Sub or any direct or indirect parent of Merger Sub) immediately prior to the Effective Time and (c) shares of Common Stock that are held by holders who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and are entitled to demand and properly demand appraisal of such shares pursuant to Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive (A) $290.00 per share in cash, plus, (B) if applicable, an amount in cash, rounded to the nearest cent, equal to $0.0635 per share multiplied by the number of calendar days elapsed after April 14, 2025 until and excluding the Closing Date (with no such additional consideration if the Closing Date occurs on or prior to April 14, 2025) (such amount, the “Additional Consideration” and together with (A), the “Merger Consideration”).

Pursuant to the Merger Agreement, each outstanding Company equity award granted prior to the date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration (less the applicable exercise, base or strike price in the case of Company stock options or stock appreciation rights), with the number of shares subject to outstanding Company performance-vesting restricted stock units determined in accordance with the terms of the applicable award agreement (or the number of shares actually earned for completed performance periods as of the Effective Time).

The board of directors of the Company (the “Board”) (i) determined that the Merger and the other Transactions (as defined in the Merger Agreement) are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and the other Transactions (as defined in the Merger Agreement), (iii) authorized and approved the execution, delivery and performance of the Merger Agreement by the Company and (iv) recommended the adoption of the Merger Agreement by the holders of Common Stock and directed that the Merger Agreement be submitted for adoption by the Company’s stockholders at a meeting of the Company’s stockholders (the “Company Stockholder Meeting”).

The completion of the Merger is subject to the fulfillment or waiver of certain customary mutual closing conditions, including (i) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date for the Company Stockholder Meeting in favor of adopting the Merger Agreement (the “Required Company Stockholder Vote”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and, if applicable, the receipt of certain other specified regulatory approvals, and (iii) the absence of any law or order by a U.S. court or other governmental entity of competent jurisdiction in the U.S. that prohibits or makes illegal the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain exceptions and materiality qualifiers) and the other party having performed in all material respects its obligations under the Merger Agreement. The obligation of Parent and Merger Sub to consummate the Merger is also conditioned upon the absence of a material adverse effect on the Company since the date of the Merger Agreement.

The Merger Agreement provides that each of Parent, Merger Sub and the Company will (and Parent will cause its Subsidiaries to) use their respective reasonable best efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other Transactions, including obtaining all requisite antitrust and, if applicable, certain other specified regulatory approvals and defending against any actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or challenging, hindering, impeding, interfering with or delaying the consummation of the Merger and the other Transactions. In furtherance of the foregoing, the Company and Parent and its Subsidiaries have agreed to take all actions necessary, proper or advisable to obtain requisite antitrust and, if applicable, certain other specified regulatory approvals, except that Parent and its

Subsidiaries will not be required, in order to obtain such approvals, (i) to take or agree to any action that would or would reasonably be expected to result in a material adverse effect on Parent and its Subsidiaries (including the Company) taken as a whole, after giving effect to the Transactions, or (ii) to divest, hold separate or dispose of any or all of the share capital or other equity voting interests, assets, businesses, divisions, operations, products or product lines of Parent or its Subsidiaries or the Company. In addition, Parent has agreed to use reasonable best efforts to consummate the Debt Financing (as defined in the Merger Agreement) as contemplated by the Debt Commitment Letters (as defined in the Merger Agreement) in effect on the date of the Merger Agreement (or in the event any portion or all of such Debt Financing becomes unavailable or otherwise undesirable, alternative financing). However, obtaining the Debt Financing is not a condition to the consummation of the Merger.

The Merger Agreement also contains customary representations, warranties and covenants of the Company, Parent and Merger Sub.

The Merger Agreement includes certain “go-shop” provisions, whereby the Company is permitted, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. on May 19, 2024 (such date, the “No-Shop Period Start Date” and such period, the “Go-Shop Period”), to (i) solicit, initiate, induce, propose, facilitate or encourage any Alternative Proposals (as defined in the Merger Agreement) or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal, (ii) pursuant to an acceptable confidentiality agreement with a third party, furnish to such third party any non-public information relating to the Company and afford to such third party access to non-public information related to the business, properties, personnel, assets, books, records and other non-public information of the Company, in each such case with the intent to solicit, initiate, induce, propose, facilitate or encourage any Alternative Proposal or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal and (iii) otherwise cooperate with or assist with or facilitate any Alternative Proposal or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal. The Company has agreed to notify Parent of the receipt by the Company of any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal, which notice shall include a summary of the material terms and conditions of such proposal, within twenty four hours. The Merger Agreement also provides that any third party from whom the Company receives a written Alternative Proposal that the Board determines in good faith during the Go-Shop Period and after consultation with the Company’s financial advisors and outside legal counsel, constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement) shall be an “Excluded Party” and shall be permitted to continue negotiations with the Company regarding such proposal following the end of the Go-Shop Period until 11:59 p.m. Central time on June 3, 2024.

In addition, the Merger Agreement includes customary “no-shop” restrictions on the Company’s ability, during the period beginning on the No-Shop Period Start Date, to (i) solicit, initiate, induce, propose, knowingly facilitate or knowingly encourage the making or submission of, any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, any Alternative Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions regarding any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal or furnish any non-public information regarding the Company or provide access to its properties to any third party relating to any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to an Alternative Proposal. Such restrictions do not commence with respect to Excluded Parties until 11:59 p.m. Central time on June 3, 2024.

Notwithstanding the “no-shop” restrictions, if, after the date of the Merger Agreement and prior to receipt of the Required Company Stockholder Vote, the Company receives a bona fide written Alternative Proposal that did not result from a material breach of the Company’s obligations under the “no-shop” restrictions and the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Alternative Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal and the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, the Company may furnish information, including material non-public information, to the person making such Alternative Proposal (pursuant to an acceptable confidentiality agreement) and Parent and may engage in discussions and negotiations with such person with respect to the Alternative Proposal, subject to certain notice rights and match rights in favor of Parent.

The Merger Agreement contains customary termination rights, including that either party may terminate the Merger Agreement if the Company Stockholder Meeting has concluded and the Required Company Stockholder Vote has not been obtained or if, subject to certain limitations, the Effective Time has not occurred on or before 11:59 p.m. Central time on April 14, 2025 (subject to an automatic extension to 11:59 p.m. Central time on July 14, 2025 and October 14, 2025, in each case if on April 14, 2025 and July 14, 2025, respectively, all of the closing conditions except those relating to requisite antitrust and, if applicable, certain other specified regulatory approvals have been satisfied or waived) (the “End Date”). Additionally, before the Required Company Stockholder Vote has been obtained, the Company may terminate the Merger Agreement under specified circumstances to accept a Superior Proposal from a third party and Parent may terminate the Merger Agreement if the Board changes its recommendation that the Company’s stockholders approve the adoption of the Merger Agreement. Parent or the Company, as applicable, may also terminate the Merger Agreement for inaccuracy of the other party’s representations or breach by the other party of its covenants, in each case, subject to materiality and other terms set forth in the Merger Agreement.

The Merger Agreement provides that, upon termination of the Merger Agreement by the Company or Parent under specified circumstances (including termination by the Company to accept a Superior Proposal), a termination fee of $146.54 million will be payable by the Company to Parent (such fee reduced to $73.27 million if such termination relates to, among other things and subject to certain exceptions, the entry by the Company into a definitive agreement for a Superior Proposal with an Excluded Party and occurs prior to 11:59 p.m. Central time on June 3, 2024).

The Merger Agreement also provides that a reverse termination fee of $180,000,000 will be payable by Parent to the Company if the Merger Agreement is terminated by the Company or Parent under certain specified circumstances (including, subject to certain limitations set forth in the Merger Agreement, as a result of failing to obtain approval under the HSR Act and, if applicable, certain other specified regulatory approvals, by the End Date).

If the Merger is consummated, the shares of Common Stock will be delisted from the Nasdaq Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or its affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific date therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company filed or will file with the Securities and Exchange Commission (“SEC”).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 14, 2024, the Board approved an amendment to the Company’s Third Amended and Restated Bylaws (the “Bylaws”, and such amendment, the “Bylaw Amendment”). The Bylaw Amendment became effective on April 14, 2024.

The Bylaw Amendment provides that, among other things, unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s certificate of incorporation or the Bylaws (as either may be amended or restated from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On April 15, 2024, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Additional Information About the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger (the “Merger”) of Encore Wire Corporation (the “Company”), with an affiliate of Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Parent”). The Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the proposed Merger. The definitive proxy statement will contain important information about the proposed Merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Stockholders will be able to obtain copies of the preliminary and definitive proxy statements and other relevant materials (when they become available) and any other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from the Company by going to the Company’s Investor Relations page on its corporate website at https://www.encorewire.com/investors/index.html.

Participants in the Solicitation

The Company, its directors—Daniel L. Jones, Gina A Norris, William R. Thomas, W. Kelvin Walker, Scott D. Weaver, and John H. Wilson—and Bret J. Eckert, the Company’s Executive Vice President and CFO, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Merger. As disclosed under “Security Ownership of Certain Beneficial Owners, Directors and Named Executive Officers” in the Company’s definitive proxy statement, filed with the SEC on March 28, 2024 and available on the SEC’s EDGAR website at: https://www.sec.gov/Archives/edgar/data/850460/000110465924040592/0001104659-24-040592-index.html (the “2024 Proxy Statement”), as of March 13, 2024 Mr. Jones beneficially owned 5.36% of the Company’s common stock and Mr. Eckert beneficially owned 1.55% of the Company’s common stock. None of the other participants in the solicitation owns in excess of one percent of the Company’s common stock. More detailed information about the ownership interests of each director and Mr. Eckert can be found in their respective SEC filings on Forms 3, 4, and 5, all of which are available on the SEC’s website at www.sec.gov for no charge. In connection with the Merger, the unvested portion of the equity awards held by Mr. Jones and Mr. Eckert, will be accelerated. The section titled “Potential Payments upon Termination or Change-in-Control beginning on page 45 of the 2024 Proxy Statement (available on the SEC’s EDGAR website at: https://www.sec.gov/Archives/edgar/data/850460/000110465924040592/0001104659-24-040592-index.html) contains illustrative information on the payments that may be owed to Mr. Jones and Mr. Eckert in a change of control of the Company. Additional information regarding the participants in the solicitation, including their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement that the Company plans to file with the SEC in connection with the solicitation of proxies to approve the Merger.

Forward Looking Statements

The matters in this filing include forward-looking statements, including statements related to the expected timing of the closing of the pending Merger and expectations following the closing of the Merger. Forward-looking statements can be identified by words such as: “anticipate”, “intend”, “plan”, “goal”, “seek”, “believe”, “project”, “estimate”, “expect”, “strategy”, “future”, “likely”, “may” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Company, our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, such statements are subject to certain risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may vary materially from those anticipated, estimated or projected. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include: (i) the possibility that the Company may be unable to obtain the required stockholder approval, antitrust or other regulatory approvals or that other conditions to consummation of the Merger may not be satisfied, such that the Merger may not be consummated or that the consummation may be delayed; (ii) the reaction of distributors, vendors, other partners and employees to the announcement or consummation of the Merger; (iii) general macro-economic conditions, including risks associated with unforeseeable events such as pandemics, wars and other hostilities, emergencies or other disasters; (iv) risks associated with certain covenants in the Agreement and Plan of Merger, dated April 14, 2024, by and among the Company, Parent, Applause Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely as provided in Section 9.12 therein, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company (“Guarantor”) (the “Merger Agreement”) that may limit or disrupt our current plans and operations; (v) the amount of the costs, fees, expenses and charges related to the Merger that may not be recovered if the Merger is not consummated for any reason; (vi) the outcome of any legal proceedings that may be brought related to the Merger; (vii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger

Agreement; and (viii) other risks and uncertainties described in the Company’s periodic reports on Forms 10-K and 10-Q that the Company files with the SEC. All forward-looking statements speak only as of the date hereof. The Company expressly disclaims any duty to update or revise any of the forward-looking statements to conform to actual results, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(1)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 14, 2024, by and among Prysmian S.p.A., Applause Merger Sub Inc., Prysmian Cables and Systems USA, LLC (solely for purposes of Section 9.12) and Encore Wire Corporation.

3.2	Amendment to the Third Amended and Restated Bylaws of Encore Wire Corporation.

99.1	Press Release issued April 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION

April 15, 2024	By:	/s/ BRET J. ECKERT
Bret J. Eckert Executive Vice President and Chief Financial Officer